UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

January 19, 2010

Date of earliest event reported January 15, 2010

HD SUPPLY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-159809	75-2007383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

(770) 852-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2010, the Board of Directors of HDS Investment Holding, Inc. (“Holding”), the parent company of HD Supply, Inc. (the “Company”), approved a one-time stock option exchange program (the “Exchange Program”). Under the Exchange Program, all current employees of the Company, including our named executive officers, will be offered the opportunity to exchange their outstanding options (the “Eligible Options”) to purchase shares of Holding’s common stock (the “Common Stock”) granted under the HDS Investment Holding, Inc. Stock Incentive Plan (the “Plan”) for a lesser number of new options (as determined in accordance with the exchange ratios below) under the Plan.

Description of the Exchange Program

Eligible Employees. All current employees of the Company, including its named executive officers, are eligible to participate in the Exchange Program, provided that, the employee currently holds Eligible Options, was employed on the date the offer to exchange commenced and remains employed through the date the new options are granted (the “Grant Date”). Participation in the Exchange Program is voluntary. However, once an eligible employee elects to participate, all of his or her Eligible Options must be exchanged.

Eligible Options. The Exchange Program covers all options that are outstanding under the Plan, including vested and unvested options. Eligible Options that have an exercise price greater than $10.00 per share will be exchanged based on the exchange ratio below for a lesser number of options with a new exercise price equal to the greater of (i) $4.15 per share, and (ii) the fair market value of the Common Stock on the Grant Date (the “Repriced Options”). Options that have an exercise price equal to $10.00 per share will be exchanged for an equal number of options with an exercise price equal to $10.00 per share (the “New $10.00 Options”, and together with the Repriced Options, the “New Options”).

Exchange Ratio. For every three Eligible Options with an exercise price greater than $10.00 per share, an eligible employee will receive two new Repriced Options. For every one Eligible Option with an exercise price equal to $10.00 per share, an eligible employee will receive one New $10.00 Option.

Term and Vesting Schedule. Regardless of the vesting status of the Eligible Options, the New Options will have a five-year vesting period, with 20% of the New Options vesting on each anniversary of the Grant Date and an expiration date that is 10 years from the Grant Date. All of the New Options will be subject to the terms and conditions of the Plan and the eligible employee’s new stock option agreement.

Effective Date. The offering period for the Exchange Program commences on January 15, 2010 and is expected to expire on February 2, 2010. Once the offer to exchange expires, all Eligible Options that were surrendered for exchange will be cancelled and the New Options will be granted. The Board of Directors retains the right to modify or terminate the Exchange Program in whole or in part.

Assuming each of our named executive officers participates in the Exchange Program, the following chart reflects the number of Eligible Options to be exchanged and the number of Repriced Options and New $10.00 Options to be received by our named executive officers:

Named Executive Officer	Number of Eligible Options Exchanged	Number of Repriced Options issued in the Exchange Program	Number of New $10.00 Options issued in the Exchange Program
Joseph J. DeAngelo	3,705,000	1,235,000	1,852,500

Mark Jamieson	926,250	308,750	463,125

Michael L. Stanwood	679,250	226,417	339,625

Anesa Chaibi	802,750	267,584	401,375

Thomas S. Lazzaro	802,750	267,584	401,375

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HD SUPPLY, INC.

Date: January 19, 2010	By:	/S/ JOSEPH J. DEANGELO
	Name:	Joseph J. DeAngelo
	Title:	President and Chief Executive Officer

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